SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) January 9, 1998



                                 NIKE, INC.
             (Exact name of registrant as specified in its charter)


         Oregon                   1-10635                  93-0584541
(State of incorporation)      (Commission File           (IRS Employer
                                   Number)              Identification No.)

One Bowerman Drive, Beaverton, Oregon                      97005-6453
(Address of principal executive offices)                   (Zip Code)

(503) 671-6453
             (Registrant's telephone number, including area code)

Item 5.  OTHER EVENTS

The Registrant issued the following press release on January 9, 1998:

BEAVERTON, OR (January 9, 1998) - NIKE, Inc. (NYSE:NKE) announced today that vice president and chief financial officer, Robert Falcone, has resigned his position with the company to pursue opportunities outside NIKE.

Falcone, 50, formerly a partner with the accounting firm of Price
Waterhouse, has been with the company since 1990, serving as its CFO for the past six years.

"Bob has served NIKE well during a period of unprecedented growth and we wish him well in all his future endeavors," said NIKE President and Chief Operating Officer Tom Clarke.

NIKE has named Robert Harold, its current controller, as interim chief financial and accounting officer pending selection of a permanent successor. Harold, 50, has been with NIKE since 1984, serving the company in various financial capacities after leaving the private practice of accounting, also with Price Waterhouse.

NIKE, Inc., based in Beaverton, Oregon, is the world's leading designer and marketer of authentic athletic footwear, apparel, equipment and accessories for a wide variety of sports and fitness activities.

  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                        (Registrant)

Date:  January 9, 1998


                                         By /s/ Robert E. Harold
                                            Chief Financial Officer